UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2013

Commission File Number: 333-188927

CHC Helicopter S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4740 Agar Drive

Richmond, BC V7B 1A3, Canada

(Address of principal executive offices, zip code)

(604) 276-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 23, 2013, a AS332L2 helicopter (an “L2”) operated by a CHC Helicopter group company was involved in an accident near Sumburgh in the Shetland Isles, United Kingdom. After traveling from Aberdeen to two North Sea oil-and-gas rigs, the helicopter was on approach to Sumburgh Airport at about 6:20 p.m. local time when contact was lost with air traffic control. Authorities subsequently confirmed four fatalities among the 16 passengers and two crew members on board. The cause of the accident is not yet known and full investigations are being carried out in conjunction with the U.K. Air Accident Investigation Branch, or UK AAIB, and Police Scotland.

Despite engineering and operating differences associated with AS332L (“L”), AS332L1 (“L1) and EC225 aircraft (“EC225”), on Sunday, August 25, 2013, CHC Helicopter canceled all flights worldwide on those aircraft types (except for those involved in life-saving missions), as well as on L2 aircraft, out of respect for the Aberdeen work force, and in order to evaluate any implications associated with the August 23, 2013 accident.

CHC Helicopter immediately implemented incident control and contingency plans with other available aircraft and fixed wing shuttles to minimize or eliminate the impact on customer operations. In addition, we conducted a review of our operational procedures, training protocols and safety management systems. We reviewed maintenance records, manufacturer issued service bulletins and airworthiness directives, as well as pilot reports. Based on the foregoing, we find no reason or impediment to prevent safe operations of our aircraft, and in the absence of any information of a catastrophic technical failure in this incident, we commenced discussions with our regulators, customers and other stakeholders to end the self-imposed suspension of this fleet and family types.

The European Aviation Safety Agency and civil-aviation authorities in regions where we operate continue to permit and have not recommended any restriction on overwater flights for the global L2 fleet, nor the global fleet of Ls, L1s or EC225s. On Monday, August 26, 2013, CHC Helicopter resumed normal operations with L, L1 and EC225 helicopters worldwide, with the exception of the United Kingdom. Based upon customer demand, we commenced a phased re-introduction of the L2 aircraft to service on Thursday, August 29, 2013, with the exception of the United Kingdom. Within the United Kingdom, we are continuing to honor a request by the Helicopter Safety Steering Group, and are not presently flying passengers with Ls, L1s, L2s or EC225s (except for life-saving missions). To maintain fleet readiness in the United Kingdom, we are operating L, L1 and EC225 aircraft for maintenance, training and positioning flights.

It is too early to determine the impact of the incident on the Company’s results of operations or financial condition.

Cautionary Note on Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements and information within the meaning of certain securities laws, including the “safe harbor” provision of the United States Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. All statements, other than statements of historical fact, included in this Current Report on Form 8-K are “forward-looking statements,” including statements regarding the Company’s belief as to the potential causes of the accident, engineering and operating differences between its L, L1, L2 and EC225 models, regulatory approvals, the phased re-introduction to service of our aircraft and the potential impact to our results of operations or financial condition. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited, to our ability to maintain government issued licenses, our ability to obtain necessary aircraft or insurance, regulatory uncertainty, loss of key personnel, work stoppages due to labor disputes, accidents, mechanical failures, inability to enter into new contracts or the loss of existing contracts. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. We disclaim any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise. Please refer to the Company’s annual report on Form 10-K, quarterly report on Form 10-Q, and other filings, particularly our discussion of risk factors and cautionary notes on forward-looking statements, which are filed with the SEC and available at the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact forward-looking statements made herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHC Helicopter S.A.

By:	/s/ Russ Hill
Name:	Russ Hill
Title:	Authorized Signatory

Date: August 29, 2013

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